                                                                    EXHIBIT 10.1

                         EXECUTIVE EMPLOYMENT AGREEMENT

         THIS EXECUTIVE EMPLOYMENT AGREEMENT (this "Agreement") is made as of November 1, 2002, between LightFirst Inc., a Delaware corporation (the "Company"), and Martin P. Gilmore ("Executive").

         In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive agree as follows:

1. EMPLOYMENT. The Company will employ Executive, and Executive hereby accepts employment with the Company, on the terms and subject to the conditions set forth in this Agreement, for the period beginning on January 1, 2003 (the "START DATE") and ending as provided in Section 5 hereof (the "EMPLOYMENT PERIOD").

2.       POSITION AND DUTIES.

         (a) During the Term, Executive will serve as the President and Chief Executive Officer of the Company, and Executive will render such administrative, financial and other executive and managerial services to the Company and its Subsidiaries which are consistent with Executive's position as the Company's Board of Directors (the "BOARD") may from time to time direct.

         (b) During the Term, Executive will report to the Board and will devote his best efforts and his full business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Company; PROVIDED that Executive shall be permitted to serve on the advisory boards or boards of directors of other businesses or charitable entities, so long as such service does not interfere with his performance of his duties to the Company under this Agreement, and so long as he periodically informs the Board of such commitments. Executive will perform his duties, responsibilities and functions to the best of his abilities in a diligent, trustworthy, professional and efficient manner and will comply with the Company's and its Subsidiaries' policies and procedures in all material respects.

         (c) For purposes of this Agreement, "SUBSIDIARIES" will mean any corporation or other entity of which the securities or other ownership interests having the voting power to elect a majority of the board of directors or other governing body are, at the time of determination, owned by the Company, directly or through one of more Subsidiaries.

3.       COMPENSATION AND BENEFITS.

         (a) During the Term, Executive's base salary will be $1.00 per annum, which salary shall be payable in full by the Company on the first business day of the Company's fiscal year.

         (b) The Executive will be eligible to receive for each fiscal quarter a Subscriber Acquisition Bonus (the "Bonus"), paid within fifteen (15) days of last day of the quarter, for achievement of certain subscriber acquisition goals as set forth in the Subscriber Acquisition Schedule (the "Schedule") attached hereto as Exhibit A. The bonus for a particular quarter will be calculated by multiplying the number of Acquired Subscribers, as defined in the Schedule, acquired during that quarter as of the last day of the quarter by $0.50 ("Partial Bonus"); PROVIDED that, if the number of Acquired Subscribers for the quarter meets or exceeds the Goal as defined in the Schedule, the bonus for that quarter will be calculated by multiplying the number of Acquired Subscribers acquired during that quarter as of the last day of the quarter by $1.00 ("Full Bonus").

         (c) During the Term, Executive will be entitled to participate in all of the Company's employee benefit programs for which employees of the Company and its Subsidiaries are generally eligible,

Executive Employment Agreement                                       Page 1 of 7
including, without limitation, health insurance, personal time off, and other benefits as outlined in the LightFirst Employee Handbook.

         (f) During the Term, the Company will reimburse Executive for each of the following (without duplication):

                  (i) all reasonable out-of-pocket travel and other business expenses incurred by his as required in the course of performing his duties and responsibilities under this Agreement, which expenses will be reimbursed in a manner consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, and subject to the Company's requirements with respect to reporting and documentation of such expenses;

                  (ii) for so long as Executive serves as a director on the Board, all reasonable out-of-pocket business expenses incurred by him in connection with attending meetings of the Board, subject to the Company's requirements with respect to reporting and documentation of such expenses;

                  (iii) to the extent such services are not provided by the Company, all reasonable fees and disbursements for one legal counsel to Executive incurred in complying with periodic reporting or filing requirements under applicable securities laws arising out of (A) Executive's position with the Company, (B) compensation by the Company, or (C) ownership of the Company's securities; and

         Executive agrees that he will work in good faith with the Company to manage his reimbursable expenses in a cost- and tax-efficient manner.

         (i) Beginning on the later of the Start Date or the closing date of an initial public offering of securities ("IPO"), the Company will maintain directors and officers indemnity insurance in amount and coverage reasonably satisfactory to Executive; and the Company's certificate of incorporation and bylaws will provide for indemnification and exculpation of directors and officers to the fullest extent permitted under applicable law.

         (j) The Company may withhold from any amounts payable under this Agreement all federal, state, or other taxes and withholding amounts as the Company is required to withhold under applicable law.

4.       BOARD MEMBERSHIP.

         With respect to all regular elections of directors during the Term, the Company shall nominate, and use its reasonable efforts to cause the election of, Executive to serve as a member of the Board. For so long as Executive serves on the Board, Executive shall be appointed by the Board to serve on all committees (other than the compensation committee) with authority over the Company's budget or any component thereof, including any capital spending committees, and shall be entitled to attend all meetings (other than customary meetings in executive session that are not meetings of the Board within the meaning of Section 141 of the Delaware General Corporation Law) of any committee of the Board (other than the compensation committee). Upon the termination or expiration of the Term, Executive shall resign as a director of the Company and its Subsidiaries, as the case may be, and from each committee of the Board.

5.       TERM.

         (a) The Term of this Agreement shall begin on the Start Date and shall continue for a period of three (3) years, or until the earliest to occur of the Executive's resignation, death, Disability (as defined below), or termination by the Company. The Company may terminate Executive's employment at any time with or without Cause (as defined below), and Executive may terminate his employment at any time with or without Good Reason (as defined below) upon giving written notice of his resignation to the Company at least 60 days prior to the date of such termination.

Executive Employment Agreement                                      Page 2 of 7

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         (b) If Executive's employment is terminated due to Executive's death, the Company will pay to Executive's estate the Bonus due for the quarter in which such termination occurs calculated according to the Full Bonus calculation, irrespective of success or failure in meeting the Goal for that quarter.

         (c) If Executive's employment is terminated due to Executive's Disability, Executive will be entitled to receive his Bonus due for the quarter in which such termination occurs calculated according to the Full Bonus calculation, irrespective of success or failure in meeting the Goal for that quarter, and Executive will be entitled to such benefits as are available under the Company's long-term disability insurance plans as in effect on the date of termination. Executive will be "DISABLED" only if, as a result of his incapacity due to physical or mental illness, he is considered disabled under the Company's long-term disability insurance plans referred to in the preceding sentence.

         (d) If Executive's employment is terminated due to Executive's resignation (other than for Good Reason) or a termination by the Company for Cause, Executive will be entitled to receive the Bonus due for the quarter in which such termination occurs calculated according to terms of section 3(b) and the Schedule.

         (e) If Executive's employment is terminated due to Executive's resignation for Good Reason or a termination by the Company (other than for Cause), then Executive will be entitled to receive:

                  (i)      his base salary through the date of termination;

                  (ii) a lump-sum cash payment within 30 days after the date of such termination calculated by multiplying the Total Goal for 12-Quarter Period (as defined in the Schedule) by $1.00 and then subtracting the sum of all Bonuses paid to the Executive pursuant to section 3(b) between the Start Date and the date of termination.

                  (iii) a continuation through the one-year anniversary of the date of termination of his participation in the Company's health and other insurance benefit programs for which senior executive employee's are generally eligible (unless at any time during such one-year period Executive obtains other employment with substantially comparable health and other insurance benefits)

         (f) Except as otherwise expressly provided herein, all of Executive's rights to salary, bonuses, employee benefits and other compensation hereunder which would have accrued or become payable after the termination or expiration of the Term shall cease upon such termination or expiration, other than those expressly required under applicable law (such as COBRA).

         (g) For purposes of this Agreement, "CAUSE" shall mean Executive's (i) commission of a felony, (ii) commission of any other act or omission involving dishonesty, disloyalty or fraud with respect to the Company or any of its Subsidiaries or any of their customers or suppliers, (iii) reporting to work under the influence of alcohol or illegal drugs, the use of illegal drugs (whether or not at the workplace) or other repeated conduct causing the Company or any of its Subsidiaries substantial public disgrace or disrepute or economic harm, (iv) continued and repeated refusal or failure (other than by reason of Disability) to perform his duties as reasonably directed by the Board, (v) gross negligence or willful misconduct that is materially detrimental to the Company or any of its Subsidiaries, or (vi) any other material breach of this Agreement; PROVIDED that in the case of (iii) through (iv) or (vi) above, Executive shall have received written notice from the Board of the acts purportedly constituting "Cause" and shall have failed to cure such acts within 30 days following receipt of such notice; AND PROVIDED FURTHER that a termination for "Cause" shall occur only upon the vote of a majority of the members of the Board (other than Executive) at a meeting of which Executive has been notified and offered the opportunity to appear before the Board and address the acts purportedly giving rise to such "Cause."

         (h) For purposes of this Agreement, a termination by Executive for "GOOD REASON" will mean Executive's voluntary resignation after any of the following: (i) a demotion of Executive from the position of Chief Executive Officer without his consent, (ii) a substantial reduction in Executive's authority and

Executive Employment Agreement                                      Page 3 of 7

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responsibilities as Chief Executive Officer without his consent, (iii) a reduction in Executive's Base Salary required under Section 3(a), or in the maximum bonus for which Executive may be eligible under Section 3(b), without his consent, (iv) a relocation of Executive's principal place of business more than 35 miles from the greater Chicago metropolitan area without his consent, or
(v) any material breach of this Agreement; PROVIDED that no such occurrence shall constitute the basis for a termination with "Good Reason" unless Executive notifies the Company in writing within 90 days of such occurrence that Executive considers such occurrence to be the basis for a termination with "Good Reason" and the Company fails to cure such occurrence within 30 days following receipt of such notice.

6.       CONFIDENTIAL INFORMATION.

         (a) Executive acknowledges that the information, observations and data (including trade secrets) obtained by his while employed by the Company and its Subsidiaries concerning the business or affairs of the Company or any Subsidiary ("CONFIDENTIAL INFORMATION") are the property of the Company or such Subsidiary. Therefore, Executive agrees that he shall not disclose to any unauthorized person or use for his own purposes any Confidential Information without the prior written consent of the Board, unless and to the extent that the Confidential Information becomes generally known to and available for use by the public other than as a result of Executive's acts or omissions. Executive shall deliver to the Company at the termination or expiration of the Term, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) embodying or relating to the Confidential Information, Work Product (as defined below) or the business of the Company or its Subsidiaries which he may then possess or have under his control; PROVIDED that the Company shall provide Executive with reasonable access during normal business hours to all such materials to the extent reasonably required with respect to any dispute or matter with respect to which Executive may have personal liability, and all such materials made available to Executive shall continue to be subject to the confidentiality provisions set forth in this Section 6.

         (b) Executive shall be prohibited from using or disclosing any confidential information or trade secrets that Executive may have learned through any prior employment. If at any time during this employment with the Company or any Subsidiary, Executive believes he is being asked to engage in work that will, or will be likely to, jeopardize any confidentiality or other obligations Executive may have to former employers, Executive shall immediately advise the Board so that Executive's duties can be modified appropriately.

         (c) Executive represents and warrants to the Company that Executive took nothing with his which belonged to any former employer when Executive left his prior position and that Executive has nothing that contains any information which belongs to any former employer. If at any time Executive discovers this is incorrect, Executive shall promptly return any such materials to Executive's former employer. The Company does not want any such materials, and Executive shall not be permitted to use or refer to any such materials in the performance of Executive's duties hereunder.

7.       NON-COMPETE, NON-SOLICITATION.

         (a) Executive acknowledges and agrees with the Company that in the course of his employment with the Company he will become familiar with the Company's trade secrets and with other confidential and proprietary information concerning the Company and its Subsidiaries, that Executive's services to the Company and its Subsidiaries are special and unique in nature and of an extraordinary value to the Company, and that the Company would be irreparably damaged if Executive were to provide similar services to any Person competing with the Company or any of its Subsidiaries or engaged in similar business.

         (b) Therefore, in order to induce the Company to hire Executive and enter into this Agreement, and in further consideration of Executive's compensation under employment arrangements with the Company, Executive covenants and agrees that during the Term and (so long as the Company pays to Executive all amounts and provides such benefits as are owed to his under the terms of this Agreement) for one (1) year thereafter (the "NONCOMPETE PERIOD"), he shall not directly or indirectly, either for

Executive Employment Agreement                                      Page 4 of 7

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herself or for any other Person, participate in any business or enterprise that engages or proposes to engage in the provision Internet access or electronic bill presentment services within the United States.

         (c) For purposes hereof, "PERSON" means any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization, or governmental entity, department, agency, or political subdivision.

         (d) For purposes hereof, "participate in" will including, without limitation, having any direct or indirect interest in any Person, whether as a sole proprietor, owner, stockholder, partner, member, joint venturer, creditor, or otherwise, or rendering any direct or indirect service or assistance to any Person (whether as a director, officer, manager, supervisor, employee, agent, consultant, or otherwise), other than passive ownership of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as Executive has no active participation in the business of such corporation.

         (e) During the Noncompete Period, Executive shall not directly or indirectly through another Person (i) induce or attempt to induce any employee of the Company or any Subsidiary to leave the employ of the Company or such Subsidiary, or in any way interfere with the relationship between the Company or any Subsidiary and any employee thereof, (ii) hire any person who was an employee of the Company or any Subsidiary at any time during the period from six months' prior to the termination of the Term until six months' after the termination of the Term, or (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company or any Subsidiary to cease doing business with the Company or such Subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any Subsidiary (including, without limitation, making any negative or disparaging statements or communications regarding the Company or its Subsidiaries).

8.       ENFORCEMENT.

         If, at the time of enforcement of Section 6 or 7 of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area. Because Executive's services are unique and because Executive has access to Confidential Information and Work Product, the parties hereto agree that money damages would not be an adequate remedy for any breach of this Agreement. Therefore, in the event a breach or threatened breach of this Agreement, the Company or its successors or assigns, in addition to other rights and remedies existing in their favor, shall be entitled to specific performance and/or injunctive or other equitable relief from a court of competent jurisdiction in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security). In addition, in the event of an alleged breach or violation by Executive of
Section 7, the Noncompete Period shall be tolled until such breach or violation has been duly cured. Executive acknowledges that the restrictions contained in
Section 7 are reasonable and that he has reviewed the provisions of this Agreement with his legal counsel.

9.       EXECUTIVE'S REPRESENTATIONS.

         Executive hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by Executive do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which he is bound, (ii) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity, and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms. Executive hereby acknowledges and represents that he has consulted with independent legal counsel regarding his rights and obligations under this Agreement and that he fully understands the terms and conditions contained herein. As an inducement to the Company to enter into this Agreement, Executive acknowledges and agrees that no provision contained herein shall entitle him to remain in the employment of the Company or any of its Subsidiaries or affect the right of the Company to terminate his employment at any time and for any reason.

Executive Employment Agreement                                      Page 5 of 7

10.      MISCELLANEOUS.

         (a) SURVIVAL. Sections 6 through 11 shall survive and continue in full force in accordance with their terms notwithstanding the expiration or termination of the Term.

         (b) NOTICES. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, sent by reputable overnight courier service or mailed by first class mail, return receipt requested, to the recipient at the address below indicated:

Notices to Executive:

                  Martin P. Gilmore
                  5701 Silentbrook Lane
                  Rolling Meadows, IL 60008

Notices to the Company:

                  LightFirst Inc.
                  P.O. Box 59481
                  Schaumburg, IL 60159-0481
                  Attention: Board of Directors

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered, sent or mailed.

         (c) SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any action in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

         (d) COMPLETE AGREEMENT. This Agreement and those documents expressly referred to herein embody the complete agreement and understanding between the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

         (e) NO STRICT CONSTRUCTION. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

         (f) COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

         (g) SUCCESSORS AND ASSIGNS. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive, the Company and their respective heirs, successors and assigns, except that Executive may not assign his rights or delegate his duties or obligations hereunder without the prior written consent of the Company.

         (h) CHOICE OF LAW. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Illinois, without giving effect to any choice

Executive Employment Agreement                                      Page 6 of 7

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of law or conflict of law rules or provisions (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

         (i) AMENDMENT AND WAIVER. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company (as approved by the Board) and Executive, and no course of conduct or course of dealing or failure or delay by any party hereto in enforcing or exercising any of the provisions of this Agreement (including, without limitation, the Company's right to terminate the Term for Cause) shall affect the validity, binding effect or enforceability of this Agreement or be deemed to be an implied waiver of any provision of this Agreement.

         (j) INSURANCE. The Company may, at its discretion, apply for and procure in its own name and for its own benefit life and/or disability insurance on Executive in any amount or amounts considered available. Executive agrees to cooperate in any medical or other examination, supply any information and execute and deliver any applications or other instruments in writing as may be reasonably necessary to obtain and constitute such insurance. Executive hereby represents that he has no reason to believe that his life is not insurable at rates now prevailing for healthy men of his age.

         (k) EXECUTIVE'S COOPERATION. During the Employment and thereafter, Executive shall cooperate with the Company and its Subsidiaries in any internal investigation or administrative, regulatory or judicial proceeding as reasonably requested by the Company (including, without limitation, Executive being available to the Company upon reasonable notice for interviews and factual investigations, appearing at the Company's request to give testimony without requiring service of a subpoena or other legal process, volunteering to the Company all pertinent information and turning over to the Company all relevant documents which are or may come into Executive's possession, all at times and on schedules that are reasonably consistent with Executive's other permitted activities and commitments). In the event the Company requires Executive's cooperation in accordance with this paragraph, the Company shall reimburse Executive for his reasonable out-of-pocket expenses incurred in connection therewith (including travel, lodging, meals, and reasonable legal expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses)

         (l) MANDATORY ARBITRATION. Except as otherwise expressly provided herein with respect to the availability of equitable remedies, all claims, disputes, controversies or other matters in question arising under or relating to this Agreement (collectively, "Disputes") will, if unable to be resolved within 10 days of preliminary negotiation between Executive and the Company, be resolved through binding arbitration in accordance with the commercial arbitration rules and practices of the American Arbitration Association. Such arbitration will be in New York, New York, or such other place as is mutually agreeable to Executive and the Company. The cost of each arbitration proceeding, including without limitation the arbitrator's compensation and expenses, hearing room charges, court reporter transcript charges, reasonable attorney fees and expenses, etc., will be allocated among the parties by the arbitrator based upon the relative merits of the positions of the parties to such Dispute in such arbitration. The parties hereto agree that, subject to the provisions herein with respect to the availability of equitable remedies, mandatory arbitration under this Section 11(l) will be the sole and exclusive remedy for resolving and remedying all Disputes hereunder.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

LightFirst Inc.                                       EXECUTIVE

By:    ____________________________                   __________________________
Name:  Martin P. Gilmore                              Martin P. Gilmore
Title: Secretary

Executive Employment Agreement                                      Page 7 of 7

Exhibit A

                      SUBSCRIBER ACQUISITION BONUS SCHEDULE

         The following Subscriber Acquisition Bonus Schedule (the "Schedule") is part of and has the same force and effect as the Executive Employment Agreement (the "Agreement") entered into on November 1, 2002 between Martin P. Gilmore (the "Executive") and LightFirst Inc. (the "Company").

I.       Definitions

         a. "Quarter" means one of four three-month periods into which the Company's fiscal year is divided for accounting and tax purposes.

         b. "Q1" means the first quarter of a fiscal year, from first day of January through the 31st day of March.

         c. "Q2" means the second quarter of a fiscal year, from the first day of April through the 30th day of June.

         d. "Q3" means the third quarter of a fiscal year, from the first day of July through the 30th day of September.

         e. "Q4" means the fourth quarter of a fiscal year, from the first day of October through the 31st day of December.

         f. "Goal" means the minimum number of Acquired Subscribers required in a particular quarter for Executive to earn the Full Bonus as defined in the Agreement.

         g. "Acquired Subscribers" means individuals who have registered for the Company's dial-up Internet access service and paid their first LightFirst invoice. A subscriber shall be deemed to become an Acquired Subscriber during the month that the Company receives his or her first payment.

         h. "Bonus Payment Due Date" means the date on or before which the Company shall pay to the Executive the Partial Bonus or Full Bonus, as defined in the Agreement, due for the expiring quarter.

II.      Schedule of Goals per Quarter

----------------------------------------------------------------------------------------------------
QUARTER           GOAL (Acquired Subscribers)       QUARTER END DATE          BONUS PAYMENT DUE DATE
--------          ---------------------------       ----------------          ----------------------
----------------------------------------------------------------------------------------------------
Q1 2003                     25,000                   March 31, 2003               April 15, 2003
----------------------------------------------------------------------------------------------------
Q2 2003                     25,000                   June 30, 2003                 July 15, 2003
----------------------------------------------------------------------------------------------------
Q3 2003                     25,000                 September 30, 2003            October 15, 2003
----------------------------------------------------------------------------------------------------
Q4 2003                     25,000                 December 31, 2003             January 15, 2004
----------------------------------------------------------------------------------------------------
Q1 2004                     25,000                   March 31, 2004               April 15, 2004
----------------------------------------------------------------------------------------------------
Q2 2004                     25,000                   June 30, 2004                 July 15, 2004
----------------------------------------------------------------------------------------------------
Q3 2004                     50,000                 September 30, 2004            October 15, 2004
----------------------------------------------------------------------------------------------------
Q4 2004                     50,000                 December 31, 2004             January 15, 2005
----------------------------------------------------------------------------------------------------
Q1 2005                    200,000                  March 31, 2005                April 15, 2005
----------------------------------------------------------------------------------------------------
Q2 2005                    200,000                  June 30, 2005                 July 15, 2005
---------------------------------------------------------------------------------------------------
Q3 2005                    200,000                September 30, 2005            October 15, 2005
----------------------------------------------------------------------------------------------------
Q4 2005                    200,000                December 31, 2005             January 15, 2006
----------------------------------------------------------------------------------------------------

Total Goal for 12-Quarter Period = 1,050,000 Acquired Subscribers

Exhibit A: Subscriber Acquisition Bonus Schedule                             A-1